............Exhibit (j) under Form N-1A
                              ............Exhibit (99) under Item 601/Reg. S-K

                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Auditors" in each Statement of Additional Information, and to the use of our reports dated February 20, 2001, in Post-Effective Amendment Number 50 to the Registration Statement (Form N-1A, No. 33-48907) of The Federated Funds dated February 23, 2001.

                              ............      /s/ Ernst & Young LLP
                              ............      ERNST & YOUNG LLP


Boston, Massachusetts
February 20, 2001